Exhibit 99.1

Red Lion Hotel Corporation Announces CEO Resignation

DENVER, November 8, 2019 – Red Lion Hotels Corporation (the “Company”) (NYSE: RLH), today announced that its President and Chief Executive Officer, Greg Mount, resigned his position with the Company, effective immediately. Mr. Mount has also resigned from the Company’s Board of Directors, effective immediately.

The Board of Directors will be engaging an executive search firm as soon as possible to conduct a search for a new chief executive officer. The board has appointed a search committee, and Frederic F. (Jake) Brace, an independent director on the Company’s board, has been appointed as the committee chair. Until the Company appoints a new chief executive officer, a management committee comprised of executives will oversee the operations of the Company, reporting to the Board, with Jake Brace as Board liaison to the management committee. The members of the management committee include Gary Sims, EVP and Chief Operating Officer, Julie Shiflett, EVP and Chief Financial Officer, and Thomas L. McKeirnan, EVP and General Counsel.

Bob Wolfe, Chairman of the Board, stated, “The board recognizes the operational performance of the Company has not progressed as anticipated. Action was necessary, starting with a search for a new CEO. The board is committed to creating shareholder value. To that end, the Company is focused on delivering superior value and service to our franchisees to stem the pace of terminations, restructuring franchise sales efforts to accelerate franchise growth, and right-sizing the cost structure of the business to reflect RLH’s current size, revenue and profitability requirements. The asset sales of the past few years are largely complete. The Company now needs to put all its effort into building around a strong business proposition for its franchisees and delivering value to shareholders. This effort will take time and will require the right leadership to navigate the challenges and the opportunities that lie ahead. We are committed to identifying and hiring a leader to lead Red Lion and enable it to realize its potential for long-term profitable growth.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and in other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no intent or obligation to publicly update or revise any forward-looking statements.

About RLH Corporation

RLH Corporation is an innovative hotel company focused on the franchising of upscale, midscale and economy hotels. The company maximizes return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

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Investor Relations Contact

Nikki Sacks

Investor Relations

203-682-8263

investorrelations@rlhco.com